UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2018

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2018, AMN Healthcare, Inc., a Nevada corporation (the “Company”), a wholly owned subsidiary of AMN Healthcare Services, Inc., a Delaware corporation (“AMN”), completed its acquisition (the “Acquisition”) of all of the limited liability company interests of MedPartners HIM, LLC, a Delaware limited liability company (“MedPartners”), pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated April 9, 2018, by and among the Company, MedPartners, the owners listed on Schedule A thereto, and the Owner Representative, as defined therein. Upon completion of the Acquisition, MedPartners became a wholly owned subsidiary of the Company.

Under the terms of the Purchase Agreement, the Company paid $195,000,000 of cash consideration for all of the membership interests of MedPartners at the closing of the transaction, subject to certain adjustments and subject to a potential additional $20,000,000 of cash consideration in the event certain financial results are achieved as of December 31, 2018 and June 30, 2019. The Company deposited $3,995,000 of such purchase price into an escrow account, and a representations and warranties insurance policy was procured to secure the indemnification obligations of MedPartners pursuant to the Purchase Agreement.

To finance substantially all of the Acquisition, the Company utilized capacity available to it under its $400 million secured revolving credit facility (the “Revolver”), the terms of which were disclosed in the Current Report on Form 8-K filed by AMN on February 12, 2018.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures set forth under Item 1.01 are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K together with the information set forth in Item 1.01 of the Current Report on Form 8-K filed by AMN on February 12, 2018 are incorporated into this Item 2.03 by reference. In addition, the Company’s drawdown on the Revolver to fund the Acquisition will bear interest per annum based on a London Interbank Offered Rate plus 1.50%. The maturity date for the Revolver is February 9, 2023.

Item 8.01.	Other Events.

On April 9, 2018, AMN issued a press release announcing that it had completed the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of April 9, 2018, by and among AMN Healthcare, Inc., MedPartners HIM, LLC, the owners listed on Schedule A thereto, and the Owner Representative as defined therein.*

99.1	Press Release dated April 9, 2018.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that AMN may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 10, 2018	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer